UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 8, 2022
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Applied Bank Blvd, Suite 300, Glen Mills, Pennsylvania 19342
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2022 Annual General Meeting of Members (“AGM”) of Axalta Coating Systems Ltd. (“Axalta”) was held on June 8, 2022. The matters that were voted upon at the AGM and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, as applicable, are set forth below.
At the AGM, Axalta’s members: (i) elected nine directors, each for a term expiring at Axalta’s 2023 Annual General Meeting of Members; (ii) approved the appointment of PricewaterhouseCoopers LLP as Axalta’s independent registered public accounting firm and auditor until the conclusion of the 2023 Annual General Meeting of Members and the delegation of authority to Axalta’s Board of Directors, acting through the Audit Committee, to fix the terms and remuneration thereof; and (iii) approved the compensation of Axalta’s named executive officers (“Say on Pay”) for 2021.

Election of Nine Directors:
Name	Votes For	Votes Withheld	Broker-Non-Votes
Robert W. Bryant	196,614,723	704,010	2,950,972
Steven M. Chapman	195,418,940	1,899,793	2,950,972
William M. Cook	191,170,849	6,147,884	2,950,972
Tyrone M. Jordan	194,087,850	3,230,883	2,950,972
Deborah J. Kissire	190,993,581	6,325,152	2,950,972
Elizabeth C. Lempres	194,099,454	3,219,279	2,950,972
Robert M. McLaughlin	195,172,722	2,146,011	2,950,972
Rakesh Sachdev	187,232,352	10,086,381	2,950,972
Samuel L. Smolik	195,208,283	2,110,450	2,950,972

Appointment of PricewaterhouseCoopers LLP:
Votes For	Votes Against	Abstentions
195,763,233	4,449,384	57,088

Say on Pay for 2021:
Votes For	Votes Against	Broker Non-Votes	Abstentions
192,821,416	4,397,752	2,950,972	99,565

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	June 13, 2022	By:	/s/ Sean M. Lannon
Sean M. Lannon
Senior Vice President and Chief Financial Officer